UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 17, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Loan Agreement Amendment
On November 17, 2016, On Deck Capital, Inc. (the “Company”) amended its existing revolving debt facility (the “Bank Facility”). On that date, the Company entered into that certain Second Amendment (the “Second Amendment”) to the Second Amended and Restated Loan Agreement, dated as of June 30, 2016, by and between Pacific Western Bank (successor by merger to Square 1 Bank), as Lender, and the Company, as Borrower.
The Second Amendment extended the maturity date of the Bank Facility to October 28, 2018 and also increased the credit limit from $20 million to $30 million. The Second Amendment did not alter or modify the Company's option to prepay, without premium, penalty or additional fee, any amounts owing under the Bank Facility.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer